International Energy Announces Appointment of ‘Algae-to-Biofuels” Expert to Advisory Board

Vancouver, BC – May 12, 2008 – International Energy, Inc. (OTCBB: IENI), a developer of leading-edge technologies for the renewable generation of photosynthetic biofuels, today announced the appointment of microbial biologist and algal biofuel expert, Prof. Anastasios Melis, Ph.D., to the Company’s Science Advisory Board.

Prof. Melis is a distinguished researcher, lecturer and expert in the field of hydrocarbon and hydrogen biofuel production via microalgal photosynthesis and has authored more than 200 peer-reviewed papers, book chapters and review articles. He is a recipient of awards from the US Department of Energy, Hydrogen Program, and the DaimlerChrysler Corporation, as well as numerous fellowships including the British Science and Engineering Research Council, and the Japanese Ministry of Education, Science and Technology.

“Prof. Melis brings us a proven track record of pioneering discovery and innovation in biofuels from algae,” stated Mr. Derek J. Cooper, President and CEO of International Energy, Inc.  “I’m honored to welcome Prof. Melis to our team and eager to capitalize on his extensive expertise with photosynthetic biofuels, as we continue to build on major recent advances in the lab.”

International Energy has recently announced important technological breakthroughs, significant to the commercially viable production of next-generation biofuels from microalgae, which can be refined to make gasoline, diesel and jet fuel using currently available technology.

Among key advances unveiled by the Company is International Energy’s development of a cyclic process for continuous growth and hydrocarbon extraction that can be applied to mass cultures of microalgae for the generation of their bio-oils.  This proprietary technology allows for microalgae to be processed for bio-oil separation and harvesting, while preserving the viability and vitality of the cells that produce them. Microalgae, stripped of their bio-oils, are then returned to the growth medium for further growth and hydrocarbon accumulation. This novel approach minimizes biomass generation time while enhancing yields of hydrocarbon production.

Researchers note that this proprietary, continuous bio-oil extraction process is safe for the Company’s proprietary microalgae, and anticipate that microalgae utilizing this extraction process remain viable hydrocarbon producers, ultimately reducing expected maintenance costs while maximizing yield.

The Company previously announced the development of a novel nutrient delivery protocol which alleviates specific nutrient absorption limitations in microalgae, thereby enhancing their growth and hydrocarbon production.

ABOUT INTERNATIONAL ENERGY INC.

International Energy, Inc. (Symbol: IENI) is developing leading edge technologies for the production of biofuels derived directly from the photosynthesis of green microalgae, which can accumulate up to 30% of their biomass in the form of valuable biofuels.

As a result of current high oil prices, depleting fossil oil reserves and growing concerns about increased levels of atmospheric carbon dioxide, algae have emerged as one of the most promising sources for biofuel production.

Our technology seeks to convert water (H2O) and carbon dioxide (CO2) into useful long-chain liquid hydrocarbons from the photosynthesis of proprietary unicellular microalgae, which offer advantages in the production, storage and utilization of renewable biofuels, as they can be harvested easily, stored in liquid form and do not require special containment systems.

The process of industrial scale algae growth in photo-bioreactors is non-toxic and non-polluting, can be scaled-up, offers a renewable energy supply, and aids in carbon sequestration and the mitigation of climate change.

In contrast to biofuels from food crops or cellulosic materials, certain algae produce and accumulate oil naturally and can in the process clean up waste by absorbing and utilizing nitrogen oxides and carbon dioxide. Additionally, raw algae can be processed to make biofuel, the renewable equivalent of petroleum, and refined to make gasoline, diesel, jet fuel, and chemical feedstock for plastics and drugs.

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Disclaimer

Certain statements set forth in this press release relate to management's future plans, objectives and expectations. Such statements are forward-looking within the meanings of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release, including, without limitation, statements regarding the Company's future financial position, potential resources, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "project," "estimate," "anticipate," "believe," or "continue" or the negative thereof or similar terminology. Although any forward-looking statements contained in this press release are to the knowledge or in the judgment of the officers and directors of the Company, believed to be reasonable, there can be no assurances that any of these expectations will prove correct or that any of the actions that are planned will be taken. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual performance and financial results in future periods to differ materially from any projection, estimate or forecasted result. Some of the key factors that may cause actual results to vary from those the Company expects include inherent uncertainties in interpreting engineering and reserve or production data; operating hazards; delays or cancellations of drilling operations because of weather and other natural and economic forces; fluctuations in oil and natural gas prices in response to changes in supply; competition from other companies with greater resources; environmental and other government regulations; defects in title to properties; increases in the Company's cost of borrowing or inability or unavailability of capital resources to fund capital expenditures; and other risks described the Company's most recent Form 10QSB and Form 10-KSB filed with the Securities and Exchange Commission, our quarterly reports on Form 10-QSB and other current reports filed from time-to-time with the Securities and Exchange Commission.